                      AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

         AMENDMENT NO. 1 (the "Amendment") dated as of January   , 2003 to the
Common Stock Deposit Agreement dated as of October 19, 1994 (the "Deposit Agreement") among JPMorgan Chase Bank, as successor depositary, and all holders from time to time of American Depositary Receipts (the "ADRs") evidencing American Depositary Shares ("ADSs") representing common stock of Philippine Long Distance Telephone Company, a corporation organized under the laws of the Republic of the Philippines, and its successors (the "Company").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Citibank, N.A. and the holders of ADRs issued under the Deposit Agreement entered into the Deposit Agreement for the purposes set forth therein;

         WHEREAS, Citibank, N.A. has resigned as depositary under the Deposit Agreement and the corresponding Common Stock Agreement dated as of October 19, 1994 between Citibank, N.A. and the Company (the "Common Stock Agreement") and the Company has appointed JPMorgan Chase Bank as successor depositary under the Deposit Agreement and the Common Stock Agreement;

         WHEREAS, JPMorgan Chase Bank has accepted its appointment as successor depositary (the "Depositary") under the Deposit Agreement and Common Stock Agreement;

         WHEREAS, the Company desires to continue to provide for the deposit of Common Stock of the Company with the Depositary or the Custodian as agent for the Depositary and for the execution and delivery of ADRs evidencing ADSs representing the Common Stock so deposited;

         WHEREAS, the Depositary desires to amend and supplement the terms of the Deposit Agreement and form of ADRs inter alia to reflect the appointment of JPMorgan Chase Bank as the successor depositary.

         NOW, THEREFORE, the Depositary hereby amends and supplements the ADRs and the Deposit Agreement, effective as of the Effective Date set forth in
Section 4.01 hereof, as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01. Definitions. All capitalized terms used but which are not otherwise defined herein shall have the respective meanings given to them in the Deposit Agreement.

                                   ARTICLE II
                         AMENDMENT TO DEPOSIT AGREEMENT

         Section 2.01. Except with respect to the Custodian, all references in the Deposit Agreement to "Citibank, N.A." or the "Depositary" shall be references to "JPMorgan Chase Bank".

         Section 2.02. All references in the Deposit Agreement to the "Deposit Agreement" shall hereby mean the Deposit Agreement, dated as of October 19, 1994, as amended and supplemented by this Agreement and as further amended and supplemented from time to time.

         Section 2.03. Section 1.01 of the Deposit Agreement is amended to read as follows:

              ADRs. The term "ADRs" shall mean the American Depositary Receipts executed and delivered hereunder. ADRs may be either in physical certificated form or Direct Registration ADRs. ADRs in physical certificated form, and the terms and conditions governing the Direct Registration ADRs (as hereinafter defined), shall be substantially in the form of Exhibit A annexed hereto (the "form of ADR"). The term "Direct Registration ADR" means an ADR, the ownership of which is recorded on the Direct Registration System. References to "ADRs" shall include certificated ADRs and Direct Registration ADRs, unless the context otherwise requires. The form of ADR is hereby incorporated herein and made a part hereof; the provisions of the form of ADR shall be binding upon the parties hereto.

         Section 2.04. Section 1.13 of the Deposit Agreement is amended by replacing "Citicorp Trade Services, Limited, a corporation organized under the laws of Hong Kong" with "Moxley & Co."

         Section 2.05. The address of the Depositary set forth in Section 1.17 of the Deposit Agreement is amended to read "1 Chase Manhattan Plaza, 40th Floor, New York, New York 10081."

         Section 2.06. The following new definitions are inserted into Article I of the Deposit Agreement:

     Section 1.21. Deliver, Execute, Issue, Register, Surrender, Transfer or Cancel . The terms "deliver", "execute", "issue", "register", "surrender", "transfer" or "cancel", when used with respect to Direct Registration ADRs, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System.

     Section 1.22. Direct Registration System. The term "Direct Registration System" means the system for the uncertificated registration of ownership of securities established by The Depository Trust & Clearing Corporation ("DTCC") and utilized by the Depositary pursuant to which the Depositary may record the ownership of ADRs without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto. For purposes hereof, the Direct Registration System shall include access to the Profile Modification System maintained by DTCC which provides for automated transfer of ownership between DTCC and the Depositary.

         Section 2.07. The first three paragraphs of Section 2.01 of the Deposit Agreement are hereby amended to read as follows:

     ADRs in certificated form shall be engraved, printed or otherwise reproduced at the discretion of the Depositary in accordance with its customary practices in its American depositary receipt business, or at the request of the Company typewritten and photocopied on plain or safety paper, and shall be substantially in the form set forth in the form of ADR, with such changes as may be required by the Depositary or the Company to comply with their obligations hereunder, any applicable law, regulation or usage or to indicate any special limitations or restrictions to which any particular ADRs are subject. ADRs may be issued in denominations of any number of ADSs. ADRs in certificated form shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary. ADRs in certificated form bearing the facsimile signature of anyone who was at the time of execution a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such ADRs.

              Notwithstanding anything in this Deposit Agreement or in the form of ADR to the contrary, ADSs shall be evidenced by Direct Registration ADRs, unless certificated ADRs are specifically requested by the Holder.

              Holders shall be bound by the terms and conditions of this Deposit Agreement and of the form of ADR, regardless of whether their ADRs are Direct Registration ADRs or certificated ADRs.

         Section 2.08. Section 2.03 of the Deposit Agreement is amended to include the following at the conclusion thereof:

     Notwithstanding anything in this Deposit Agreement to the contrary, to the extent the Depositary so desires, ADSs shall be evidenced by ADR reflected on the Direct Registration System unless certificated ADRs are specifically requested by the Holder. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated ADR with a Direct Registration ADR, or vice versa, execute and deliver a certificated ADR or a Direct Registration ADR, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or Direct Registration ADR, as the case may be, substituted.

         Section 2.09. Section 2.07 of the Deposit Agreement is amended to read as follows:

     The Depositary shall execute and deliver a new Direct Registration ADR in exchange and substitution for any mutilated certificated ADR upon cancellation thereof or in lieu of and in substitution for such destroyed, lost or stolen certificated ADR, unless the Depositary has notice that such ADR has been acquired by a bona fide purchaser, upon the Holder thereof filing with the Depositary a request for such execution and delivery and a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

         Section 2.10. The following is inserted at the end of the first paragraph of Section 5.02 of the Deposit Agreement:

     In no event shall the Depositary or any of its agents be liable for any indirect, special, punitive or consequential damages.

         Section 2.11. The first two sentences of Section 5.04 of the Deposit Agreement are amended to read as follows:

              The Depositary may at any time resign as Depositary hereunder by 30 days' written notice of its election so to do to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided. The Depositary may at any time be removed by the Company by 30 days prior written notice of such removal.

              In case at any time the Depositary acting hereunder resigns or is removed, the Company has agreed to use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.

         Section 2.12. The address of the Depositary set forth in second paragraph of Section 7.05 of the Deposit Agreement is amended to read:

     JPMorgan Chase Bank, 1 Chase Manhattan Plaza, 40th Floor, New York, New York 10081, Attention: ADR Department, Fax: (212) 552-4084.

                                ARTICLE III

                         AMENDMENTS TO FORM OF ADR

         Section 3.01. The form of Receipt set forth in Exhibit A to the Deposit Agreement (the "form of ADR") is amended as provided in this Article.

         Section 3.02. Except with respect to the Custodian, all references in the form of ADR to "Citibank, N.A." or the "Depositary" shall be references to "JPMorgan Chase Bank".

         Section 3.03. The initial paragraph of the form of ADR is amended to read as follows:

     JPMORGAN CHASE BANK, a New York corporation, as depositary hereunder
     (the "Depositary"), hereby certifies that     is the owner of that number
     of American Depositary Shares ("ADSs"), indicated on the records of the Depositary, representing deposited fully paid Common Stock (the "Common Stock"), including evidence of rights to receive such Common Stock (including, but not limited to, purchase invoices as may effectuate the legal transfer of title to shares under Philippine law), of Philippines Long Distance Telephone Company, a corporation organized under the laws of the Republic of the Philippines (the "Company"). At the date of the Deposit Agreement (as hereafter defined), each ADS represents one (1) share of Common Stock deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement, as amended, is the Manila branch of Citibank, N.A. (the "Custodian"). The Deposit Agreement and this American Depositary Receipt ("ADR") (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York.

         Section 3.04. The first sentence of paragraph (1) of the form of ADR is amended to read as follows:

     This ADR is issued pursuant to the Common Stock Deposit Agreement dated as of October 19, 1994, as amended as of January , 2003 (as so amended and further amended from time to time, the "Deposit Agreement"), by and among the Depositary and all Holders from time to time of ADRs issued thereunder, each of whom by accepting an ADR or acquiring any beneficial interest therein agrees to become a party thereto and becomes bound by all terms and provisions thereof.

         Section 3.05. Paragraph (3) of the form of ADR is amended to include the following sentence at the end of the second paragraph thereof:

     At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated ADR with a Direct Registration ADR, or vice versa, execute and deliver a certificated ADR or a Direct Registration ADR, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or Direct Registration ADR, as the case may be, substituted.

         Section 3.06. The following language is inserted at the end of the first paragraph of paragraph (24) of the form of ADR:

     In no event shall the Depositary or any of its agents be liable for any indirect, special, punitive or consequential damages.

         Section 3.07. The first two paragraphs of Paragraph (26) of the form of ADR are amended to read as follows:

              The Depositary may at any time resign as Depositary under the Deposit Agreement by 30 days' written notice of its election so to do to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by 30 days prior written notice of such removal.

              In case at any time the Depositary acting under the Deposit Agreement resigns or is removed, the Company has agreed to use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Any corporation into or with which the Depositary may be merged or consolidated will be the successor of the Depositary without the execution or filing of any document or any further act.

                                 ARTICLE IV

                               MISCELLANEOUS

         SECTION 4.01. Effective Date. This Amendment is dated as of the date set forth above and shall be effective as of the time of effectiveness of the Registration Statement on Form F-6 to be filed by the Depositary in connection with its appointment as successor Depositary (the "Effective Date"). After the Effective Date, the Depositary agrees to promptly mail notice of its appointment to the Holders.

         SECTION 4.02. Outstanding ADRs. ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby (as set forth in Exhibit A hereto), do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing, including the printing or overstamping of the form of ADR to reflect the changes to the form of ADR effected hereby.

         SECTION 4.03. Indemnification. The Depositary shall be entitled to the benefits of the indemnification provisions of Section 5.09 of the Deposit Agreement in connection with any and all liability it may incur as a result of the terms of this Amendment and the transactions contemplated herein, subject to the exceptions provided therein.

         SECTION 4.04. Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Deposit Agreement, as originally executed, shall remain in full force and effect.

         IN WITNESS WHEREOF, the Depositary has duly executed this Amendment as of the Effective Date and all holders shall become parties hereto upon acceptance by them of ADRs issued in accordance with the terms hereof, by continuing to hold their current ADRs or upon acquisition of any beneficial interest in ADRs.

                                                     JPMORGAN CHASE BANK



                                                     By:
                                                     ------------------------
                                                     Name:
                                                     Title: Vice President



         Pursuant to the provisions of Section 6.01 of the Deposit Agreement, the Company hereby consents to the terms of this Amendment No. 1 to Deposit Agreement as executed by the Depositary.

PHILIPPINE LONG DISTANCE TELEPHONE COMPANY



By:______________________________
Name:
Title:

                                                                       EXHIBIT A

Number _________

                                                      American Depositary Shares
                                                        (One American Depositary
                                                      Share Represents One Fully
                                                     Paid Share of Common Stock)

                  [FORM OF FACE OF AMERICAN DEPOSITARY RECEIPT]

                           AMERICAN DEPOSITARY RECEIPT

                                   evidencing

                           American Depositary Shares

                                  representing

                   DEPOSITED FULLY PAID SHARES OF COMMON STOCK

                                       of

                   PHILIPPINE LONG DISTANCE TELEPHONE COMPANY

                         (Incorporated under the laws of
                        the Republic of the Philippines)

THE HOLDER OF THIS AMERICAN DEPOSITARY RECEIPT SHALL NOT HAVE, AND SHALL NOT HAVE THE RIGHT TO INSTRUCT THE DEPOSITARY AS TO THE EXERCISE OF, ANY DISSENTER'S RIGHTS PROVIDED TO HOLDERS OF COMMON STOCK UNDER PHILIPPINE LAW.

         JPMORGAN CHASE BANK, a New York corporation, as depositary hereunder
(the "Depositary"), hereby certifies that         is the owner of that number of
American Depositary Shares ("ADSs"), indicated on the records of the Depositary, representing deposited fully paid Common Stock (the "Common Stock"), including evidence of rights to receive such Common Stock (including, but not limited to, purchase invoices as may effectuate the legal transfer of title to shares under Philippine law), of Philippines Long Distance Telephone Company, a corporation organized under the laws of the Republic of the Philippines (the "Company"). At the date of the Deposit Agreement (as hereafter defined), each ADS represents one (1) share of Common Stock deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement, as amended, is the Manila branch of Citibank, N.A. (the "Custodian"). The Deposit Agreement and this American Depositary Receipt ("ADR") (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York.

         (1) The Deposit Agreement. This ADR is issued pursuant to the Common Stock Deposit Agreement dated as of October 19, 1994, as amended as of January , 2003 (as so amended and further amended from time to time, the "Deposit Agreement"), by and among the Depositary and all Holders from time to time of ADRs issued thereunder, each of whom by accepting an ADR or acquiring any beneficial interest therein agrees to become a party thereto and becomes bound by all terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders of the ADRs and the rights and duties of the Depositary in respect of the Common Stock deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Common Stock, securities, property and cash, collectively, the "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal New York Office of the Depositary and at the principal office of the Custodian. The statements made on the face and the reverse of this ADR are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Terms defined in the Deposit Agreement and not otherwise defined herein have the same defined meanings set forth in the Deposit Agreement.

         (2) Surrender of ADRs and Withdrawal of Deposited Securities. Subject to the terms and conditions of the Deposit Agreement, upon (i) surrender of ADSs by delivery of ADRs at the Principal New York Office of the Depositary for the purpose of withdrawal or sale of the Deposited Securities represented thereby and (ii) payment of all fees (including the fees of the Depositary (which are summarized in paragraph (8) of this ADR) provided in the Deposit Agreement, including Exhibit B thereto), taxes (including stamp, transfer and capital gains taxes) and governmental or other charges payable in connection with such surrender and cancellation of ADRs, a Holder is entitled to (A) physical delivery, to him or upon his order, or electronic delivery, if available, to an account outside the United States designated by such person of the Common Stock and any other documents of title at the time represented by the ADR together with such other delivery of Deposited Securities (other than Common Stock) then represented by ADSs as the Depositary may effect or (B) request that the Depositary use reasonable efforts to sell or cause to be sold the Common Stock represented by the ADSs evidenced by such ADRs on such Holder's behalf over the Philippine Stock Exchange and to remit the proceeds thereof (less the fees and expenses provided herein and any brokerage fee or selling expenses incurred in connection with such sale) to such Holder or in accordance with such Holder's instructions; provided that no such request may be made by any such Holder to the Depositary to sell or to cause to be sold such Common Stock in amounts less than the minimum trading (board) lot prescribed by the Philippine Stock Exchange.

         An ADR surrendered and written instructions received for such purposes may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer. The person requesting withdrawal of Deposited Securities or the sale of Common Stock as provided under the Deposit Agreement and described herein shall deliver to the Depositary written instructions requesting the Depositary to cause (i) the Deposited Securities being withdrawn to be delivered (subject to any applicable clearing procedures and provisions of the Amended Articles of Incorporation of the Company and subject to the provisions of this paragraph (2)) to or upon the written order of a person or persons designated in such order or (ii) the Common Stock being withdrawn to be so sold.

         Upon the receipt of written instructions to use reasonable efforts to sell or cause to be sold the Common Stock represented by ADSs being withdrawn from deposit under the Deposit Agreement and compliance with the other provisions of Section 2.05 of the Deposit Agreement, the Depositary will, subject to the terms and conditions of the Deposit Agreement and applicable laws and regulations, direct the Custodian to make reasonable efforts, in its sole discretion, to sell or cause to be sold the Common Stock represented by the ADSs so surrendered, through a securities company in the Philippines selected by the Depositary, over the Philippine Stock Exchange. Any such sale of Common Stock will be at the risk and expense (including any brokerage commissions), of the Holder requesting such sale. Upon receipt of any proceeds from such sale (less any fees and expenses incurred in connection with such sale, including brokerage commissions) the Depositary will, subject to the terms of Section 4.06 of the Deposit Agreement (which are summarized in paragraph (18) below), convert or cause to be converted any such proceeds into dollars and distribute any such proceeds to or to the order of the person or persons designated in such written instructions. The Depositary may make delivery to such person or persons at the Principal New York Office of the Depositary of any such proceeds of sale. The parties acknowledge that no assurance can be given that the Depositary will be able to effect any sale of any Common Stock in a timely manner or at a specified price, particularly during periods of trading illiquidity or volatility with respect to Common Stock.

         Upon the receipt of written instructions requesting the withdrawal and delivery of Deposited Securities from deposit under the Deposit Agreement and compliance with the other provisions of Section 2.05 of the Deposit Agreement, the Depositary will direct the Custodian to deliver at the principal office of such Custodian, subject to the terms and conditions of the Deposit Agreement and applicable laws and regulations, to or upon the written order of the person or persons designated in such written instructions, the Deposited Securities represented by the ADSs evidenced by such surrendered ADR or represented by the ADSs specified in such written instructions; except that the Depositary may, subject to applicable law, make delivery to such person or persons at the Principal New York Office of the Depositary of any dividends or distributions (other than dividends or distributions consisting of Common Stock) with respect to the Deposited Securities to be withdrawn, or of any proceeds of sale of any dividends, distributions (other than dividends or distributions consisting of Common Stock) or rights with respect to the Deposited Securities which may at the time be held by the Depositary.

         At the request, risk and expense of any Holder so surrendering an ADR or submitting such written instructions for delivery, and for the account of such Holder, and provided that payment of any applicable tax or governmental or other charge shall have been made in accordance with Section 3.02 of the Deposit Agreement, the Depositary will direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates (if certificates may be delivered) and other proper documents of title, if any, for, the Deposited Securities represented by the ADSs evidenced by such ADR to the Depositary for delivery at the Principal New York Office of the Depositary. Such direction will be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

         The Depositary will not accept surrender of ADRs or written instructions for the purpose of withdrawal of less than one share of Common Stock. In addition, the Depositary shall only honor requests for withdrawal of whole numbers of shares of Common Stock. In the case of surrender of an ADR evidencing a number of ADSs representing other than a whole number of shares of Common Stock, the Depositary will cause delivery of the appropriate whole number of shares of Common Stock as provided in the Deposit Agreement and summarized herein, and will execute and deliver to the person surrendering such ADR a new ADR evidencing ADSs representing any remaining fractional shares of Common Stock.

         Notwithstanding anything in the Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I.A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

         (3) Transfers, Split-ups and Combinations. Subject to the limitations stated herein and in the Deposit Agreement, this ADR is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender (at the Depositary's Principal New York Office) of this ADR properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by any applicable law. Thereupon, the Depositary will execute a new ADR or ADRs and deliver the same to or upon the order of the person entitled thereto.

         This ADR may be split into other ADRs or may be combined with other ADRs into one ADR, evidencing the same aggregate number of ADSs and registered in the name of the same Holder as the ADR or ADRs surrendered. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated ADR with a Direct Registration ADR, or vice versa, execute and deliver a certificated ADR or a Direct Registration ADR, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or Direct Registration ADR, as the case may be, substituted.

         (4) Limitations on Execution and Delivery, Transfer, Etc. of ADRs; Suspension of Delivery, Transfer, Etc. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR for the purpose of withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the Holder, the presenter of an ADR or the depositor of Common Stock, of a sum sufficient to reimburse it for any taxes (including any transfer, capital gains or stamp taxes) or governmental or other charges and any stock transfer, custody or registration fee with respect thereto and payment of any applicable fees (which are summarized in paragraph (8) of this ADR) provided for in the Deposit Agreement, including Exhibit B thereto, (ii) production of proof satisfactory to it as to the identity and genuineness of any signature, including, but not limited to, a signature guarantee in accordance with industry practice, and (iii) compliance with such other restrictions, if any, as the Depositary may, after consultation with the Company, establish consistent with the provisions of the Deposit Agreement.

         The delivery of ADRs against deposits of Common Stock generally or of particular Common Stock may be suspended or withheld, or the registration of transfer of ADRs in particular instances may be refused, or the registration of transfer generally may be suspended, or the surrender of outstanding ADRs for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent of the Company for the transfer and registration of Common Stock) are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary at any time or from time to time.

         Subject to the further terms and provisions of Section 2.06 of the Deposit Agreement (which are summarized in this paragraph (4)), JPMorgan Chase Bank and its agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in ADRs. The Depositary may issue ADRs for evidence of rights to receive Common Stock from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Common Stock. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Common Stock furnished on behalf of the Holder hereof. Neither the Depositary nor the Custodian shall lend Deposited Securities or ADRs; provided, however, that the Depositary may issue ADRs prior to the receipt of Common Stock pursuant to Section 2.02 of the Deposit Agreement (a "Pre-Release Transaction") and deliver shares of Common Stock upon the receipt and cancellation of ADRs which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release Transaction or the Depositary knows that such ADR has been Pre-Released. The Depositary may receive ADRs in lieu of shares in satisfaction of a Pre-Release Transaction. Each such Pre-Release transaction will be (a) subject to (x) a written representation from the person to whom ADRs are to be delivered (the "Applicant") that such person, or its customer, owns the Common Stock to be remitted, (y) an unconditional guarantee by such person to deliver to the Custodian the number of shares of Common Stock that are the subject of the Pre-Release Transaction and (z) any additional restrictions or requirements that the Depositary deems appropriate,
(b) subject to a written representation to the Applicant that it will hold such shares of Common Stock in trust for the Depositary until their delivery to the Depositary or Custodian, reflect on its records the Depositary as owner of such shares of Common Stock and deliver such Common Stock upon the Depositary's request, (c) at all times fully collateralized (marked to market daily) with cash, United States government securities or such other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five (5) business days notice, and (e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary intends that the number of ADRs issued by it pursuant to a Pre-Release Transaction and outstanding at anytime generally will not exceed thirty percent (30%) of the ADRs issued by the Depositary and with respect to which shares of Common Stock are on deposit with the Depositary or Custodian; provided, however, that the

Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary will also set limits with respect to the number of ADRs and Common Stock involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.

         The Depositary may retain for its own account any compensation received by it in connection with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders only.

         Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under this Deposit Agreement any Common Stock required to be registered pursuant to the provisions of the Securities Act (including, but not limited to, any "restricted securities" within the meaning of Rule 144 under the Securities Act), unless a registration statement under the Securities Act is in effect as to such Common Stock. The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit under the Deposit Agreement any Common Stock identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States.

         Any person depositing Common Stock or any Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, exchange control approval, payment of all applicable taxes or other governmental charges, compliance with all applicable laws and regulations and the terms of the Deposit Agreement, or legal or beneficial ownership and the nature of such interest, to provide information relating to the registration on the books of the Company (or the appointed agent of the Company for the transfer and registration of Common Stock) of the Common Stock presented for deposit or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may deem necessary or proper to enable the Depositary to perform its obligations under the Deposit Agreement or to enable the Company or the Depositary to perform their respective obligations under the Company Agreement (as hereinafter defined). The Depositary may withhold the execution or delivery or registration of transfer of all or part of any ADR or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the withdrawal of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made. The Depositary shall take such additional actions and provide such additional information as the Depositary shall from time to time agree with the Company.

         (5) Liability of Holders for Taxes and Other Charges. If any tax or governmental or other charge shall become payable with respect to this ADR, to any Deposited Securities represented by the ADSs evidenced hereby, such tax or governmental or other charge (other than any capital or stamp duties or transfer taxes payable by the Company in accordance with the terms and conditions of the Common Stock) shall be payable by the Holder hereof to the Depositary. The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or any part of this ADR or any deposit or withdrawal of

Deposited Securities represented by the ADSs evidenced hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the ADSs evidenced hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or governmental or other charge, the Holder hereof remaining liable for any deficiency.

         (6) Warranties by Depositor. Each person depositing Common Stock under the Deposit Agreement shall be deemed thereby to represent and warrant that such Common Stock and each certificate therefor are validly issued and outstanding, fully paid and nonassessable, that the person making such deposit is duly authorized to do so and that such shares of Common Stock are not "restricted securities" as such term is defined in Rule 144 of the Securities Act. Such representations and warranties shall survive the deposit of Common Stock and issuance of ADRs in respect thereof.

         (7) Compliance with U.S. Securities Laws. Notwithstanding anything in the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to,
Section I.A. (1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

         (8) Charges of Depositary. The Depositary will charge the party receiving an ADR against deposit of Common Stock or other depositary receipts, $0.05 per ADS. The Depositary will charge the party surrendering an ADR in connection with the withdrawal of Deposit Securities, $0.05 per ADS. The Depositary will charge the party for whom the sale or exercise of rights, is made, $0.02 per ADS per distribution. Holders will pay through deduction or otherwise, in addition to the fees and charges summarized above in this paragraph (8) and set forth in Exhibit B to the Deposit Agreement, (i) taxes and other governmental charges (including, but not limited to, any transfer, capital gains and stamp tax) other than any capital or stamp duties or transfer taxes payable by the Company in accordance with the terms and conditions of the Common Stock, (ii) such registration, transfer, custody or other fees as may from time to time be in effect for the registration of transfers of Common Stock generally on the share register of the Company or its appointed agent for the registration of transfer and accordingly applicable to transfers of Common Stock to or from the name of the Nominee on the making of deposits pursuant to Section 2.02 of the Deposit Agreement or withdrawals pursuant to Section 2.05 of the Deposit Agreement, (iii) such cable, telex, facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Common Stock or Holders and (iv) such reasonable expenses and charges as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.06 of the Deposit Agreement (which is summarized in paragraph (18) hereof) or in connection with other distributions to holders of Common Stock pursuant to Section 4.02, 4.03, 4.04 or 4.05 of the Deposit Agreement (which are summarized in paragraphs (14), (15), (16) and (17), respectively, hereof).

         Any other charges and expenses of the Depositary under the Deposit Agreement and the Registrar, if any, will be paid by the Company after consultation and agreement and in accordance with agreements in writing entered into between the Depositary and the Company as to the nature and amount of such charges and expenses. The charges and expenses of the Custodian, the Nominee or any other agent of the Depositary are for the sole account of the Depositary.

         The right of the Depositary to receive payment of fees, charges and expenses as provided in Section 5.05 of the Deposit Agreement (and summarized in this paragraph (8)) shall survive the termination of the Deposit Agreement and, as to any Depositary, the resignation of such Depositary pursuant to Section
5.04 of the Deposit Agreement.

         (9) Title to ADRs. Subject to any limitations set forth herein or in the Deposit Agreement, it is a condition of this ADR, and every successive Holder hereof by accepting or holding the same consents and agrees, that when properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice) title to this ADR (and to each ADS evidenced hereby) is transferable by delivery with the same effect as in the case of a negotiable instrument in accordance with the laws of the State of New York; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may deem and treat the Holder of this ADR as the absolute owner hereof for any purpose, including, without limitation, the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder hereof unless such holder is the Holder hereof.

         (10) Validity of ADR. This ADR shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless this ADR has been executed by the Depositary by the manual signature of a duly authorized officer of the Depositary or, if a Registrar shall have been appointed, such signature may be a facsimile if this ADR is counter- signed by the manual signature of a duly authorized officer of the Registrar and dated by such officer.

         (11) Disclosure of Interests. The Company or the Depositary may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held this ADR and the nature of such interest and various other matters. Each such Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to the Deposit Agreement whether or not still a Holder at the time of such request.

         (12) Ownership Restrictions. The Company may restrict transfers of Common Stock if such transfer might result in ownership of Common Stock exceeding the limits under any applicable law or the Company's Amended Articles of Incorporation. The Philippine

Constitution requires that at least 60% of the capital of a corporation operating a public utility in the Philippines be owned by Philippine citizens. The Depositary will, if and as directed by the Company, take action with respect to the ownership interest of any Holder in excess of any legal or contractual limitations on the legal or beneficial ownership of Common Stock or ADSs, including, but not limited to, a mandatory sale or disposition on behalf of a Holder of the Common Stock represented by the ADSs held by such Holder in excess of such limitation, if and to the extent such disposition is permitted by applicable law.

         (13) Available Information. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Commission. These public reports can be inspected by Holders and copied at the public reference facilities maintained by the Commission located at the date of this Deposit Agreement at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

                                             JPMORGAN CHASE BANK, as depositary

                                             By:_______________________________
Dated:

         The address of the Principal New York Office of the Depositary is 1 Chase Manhattan Plaza, 40th Floor, New York, New York 10081.

                (FORM OF REVERSE OF AMERICAN DEPOSITARY RECEIPT)
                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT

         (14) Cash Distributions; Withholding. Whenever the Custodian or the Depositary receives any cash dividend or other cash distribution by the Company in respect of any Deposited Securities, the Depositary will, subject to the provisions of Section 4.06 of the Deposit Agreement (which are summarized in paragraph (18) below), convert or cause any portion of such dividend or distribution which is not in dollars to be converted into dollars and shall promptly distribute such amount to the Holders entitled hereto in proportion to the number of ADSs representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary or the Custodian (and without liability for interest); provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to Holders in respect of ADSs representing such Deposited Securities shall be reduced accordingly. The Depositary will distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable will be held by the Depositary (without liability for interest thereon) and will be added to and become part of the next sum received by the Depositary for distribution to Holders then outstanding. The Company has agreed with the Depositary that the Company or its agent, or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency all amounts withheld and owing to such authority or agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies or, at the request and expense of the Company, the Depositary or its agent may file such reports if deemed lawful and reasonably feasible by the Depositary.

         (15) Distributions in Common Stock. If any distribution in respect of any Deposited Securities consists of a dividend in, or free distribution of, Common Stock, the Depositary may, after consultation with the Company, distribute to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, additional ADRs for an aggregate number of ADSs representing the number of shares of Common Stock received as such dividend or free distribution, in either case, after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that if for any reason (including any requirement that the Company or the Depositary withhold, or make an advance payment of, an amount on account of taxes or other governmental charges or that such Common Stock must be registered under the Securities Act in order to be distributed to Holders) the Depositary reasonably deems such distribution not to be practical or feasible, the Depositary may, after consultation with the Company, (i) to the extent permitted by applicable law, adopt such method as it may reasonably deem equitable and practicable for the purpose of obtaining such dividend or effecting such distribution, including the sale (at public or private sale) of the Common Stock thus received, or any part thereof, and the net proceeds of any such sale after payment of and reimbursement of advances to pay any taxes or governmental charges shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash or (ii) if the Depositary reasonably determines that no such method of distribution can be effected in a practicable or equitable manner, the Depositary may refrain from effecting such distribution altogether until such time as it reasonably determines that a practicable or equitable distribution can be effected. In lieu of issuing ADRs or adjusting the Depositary's records for fractional ADSs in any such case, the Depositary will sell the number of shares of Common Stock represented by the aggregate of such fractions and distribute the net proceeds in dollars, all in the manner and subject to the conditions set forth in Section
4.02 of the Deposit Agreement (which are summarized in paragraph (14) above). If additional ADRs are not so distributed (except pursuant to the preceding sentence), or such change in the records of the Depositary is not made, each ADS will thenceforth also represent its proportionate interest in the additional shares of Common Stock distributed upon the Deposited Securities represented thereby.

         (16) Distribution of Rights. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Common Stock or any rights of any other nature, the Depositary, after consultation with the Company, has discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to certain conditions set forth in Section 5.09 of the Deposit Agreement (which are summarized in paragraph (27) below), or in disposing of such rights on behalf of such Holders and making the net proceeds available in cash to such Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary will allow the rights to lapse; provided, however, that the Depositary will, if requested by the Company, take action as follows:

              (i) if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Holders by means of warrants or otherwise, the Depositary will, after deduction or upon payment of the fees and expenses of the Depositary, distribute warrants or other instruments in proportion to the number of ADSs representing such Deposited Securities held by them respectively, or by means of such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders or the sale or resale of securities obtainable upon exercise of such rights by such Holders; or

              (ii) if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary will use its reasonable efforts to sell such rights or such warrants or other instruments, if a market therefor is available, at public or private sales, at such place or places and upon such terms as it may deem proper and, after deduction or upon payment of the fees and expenses of the Depositary and any applicable taxes, allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any ADR or ADRs, or otherwise.

         If registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate is required in order for the Company to offer such rights to Holders and to sell to them the securities to which such rights relate, the Depositary will not offer such rights to Holders unless and until a registration statement is in effect, or unless the offering and sale of such rights or securities to such Holders are exempt from registration under the provisions of such law and, if requested by the Depositary, the Company furnishes to the Depositary an opinion of counsel in the United States for the Company reasonably satisfactory to the Depositary to such effect. The Company shall have no obligation to register such rights or such securities under the Securities Act.

         (17) Distributions Other Than Cash, Common Stock or Rights. Whenever the Custodian or the Depositary shall receive any distribution other than cash, Common Stock or rights upon any Deposited Securities, the Depositary will cause the securities or property so received to be distributed to the Holders entitled thereto, after deduction or upon payment of the fees and expenses of the Depositary, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash; provided that any unsold balance of such securities or property will be distributed by the Depositary to the Holders entitled thereto, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act, in accordance with such equitable and practicable method as the Depositary adopts.

         (18) Conversion of Foreign Currency. Whenever the Custodian receives currency other than dollars (in this paragraph referred to as "foreign currency"), by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars which can, at the time of receipt thereof, be transferred to the United States and distributed to the Holders entitled thereto, the

Depositary will promptly convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of the foreign currency) will be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution will be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

         If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary may file such application for approval or license, if any, as it may deem desirable.

         If at any time the Depositary determines that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars distributable to Holders entitled thereto, or if any approval or license of any government or authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency (without liability for interest) for the respective accounts of, the Holders entitled to receive the same.

         If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may, subject to any applicable currency and exchange regulations, distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the account of, the Holders for whom such conversion and distribution is not practicable.

         (19) Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary receives notice of any meeting of holders of Common Stock or other Deposited Securities or any other meeting of holders of the Company's securities at which holders of Common Stock or other Deposited Securities are entitled to vote, or whenever, for any reason, the Depositary causes a change in the number of shares of Common Stock that are represented by each ADS, or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary will fix a record date after consultation with the Company (which shall be as near as practicable to the corresponding record date for such distribution or meeting set by the Company) for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights, if any, at any such meeting or in respect of such changed number of shares of Common Stock represented by a ADS or in respect of such other matter. Subject to the provisions of Sections

4.02 through 4.06 of the Deposit Agreement (which are summarized in paragraphs
(14) through (18), respectively, above) and to the other terms and conditions of the Deposit Agreement, the Holders on such record date will be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof and to exercise the rights of Holders under the Deposit Agreement with respect to such changed number of shares of Common Stock represented by each ADS, in proportion to the number of ADSs held by them respectively, to give such voting instructions, to receive such notice or solicitation or to act in respect of any matter.

         (20) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting of holders of Common Stock or other Deposited Securities or any other meeting of holders of the Company's securities at which holders of Common Stock or other Deposited Securities are entitled to vote, the Depositary will fix a record date for determining the Holders entitled to give instructions for the exercise of voting rights as provided in Section 4.07 of the Deposit Agreement (and summarized in paragraph (19) above) and will mail or cause to be mailed to the Holders of record a notice which will contain: (a) such information as is contained in such notice of meeting and (b) a statement that the Holders of record at the close of business on a specified record date will be entitled, subject to any applicable provisions of the law of the Philippines and of the Amended Articles of Incorporation and the By-Laws of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of shares of Common Stock or other Deposited Securities represented by their respective ADSs evidenced by their respective ADRs. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor insofar as is practicable to vote or cause to be voted the amount of Deposited Securities represented by such ADSs evidenced by such ADR in accordance with the instructions set forth in such request.

         The Depositary may not itself exercise any voting discretion over any Common Stock. If the Depositary does not receive instructions from a Holder on or before the date established by the Depositary for such purpose, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to give a discretionary proxy to a person designated by the Company for the purpose of exercising the voting rights, if any, pertaining to the Common Stock represented by ADSs evidenced by such Holder's ADRs, provided that no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary that (i) the Company does not wish such proxy given, (ii) substantial opposition exists or (iii) the rights of holders of Common Stock will be materially and adversely affected.

         Holders do not have, and will not have the right to instruct the Depositary as to the exercise of, any dissenter's rights provided to holders of Common Stock under Philippine law.

         (21) Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities will be treated as new Deposited Securities, and the ADRs will, subject to the terms of the Deposit Agreement and applicable laws (including any registration requirements of the Securities Act), thenceforth represent the right to receive the new Deposited Securities so received in exchange or conversion, unless new or additional ADRs are delivered pursuant to the following sentence. In any such case the Depositary may, and will at the Company's request, subject to the terms of the Deposit Agreement, execute and deliver additional ADRs, as in the case of a stock dividend on the Common Stock, or call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing such new Deposited Securities.

         Notwithstanding the foregoing, in the event that the Depositary determines that any security or property so received may not be lawfully or practicably distributed to all or certain Holders, the Depositary may and will, if the Company requests, sell such securities or property at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales (after payment of the expenses thereof and any taxes or governmental charges) for the account of the Holders otherwise entitled to such securities or property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.02 of the Deposit Agreement (which is summarized in paragraph (14) above).

         Promptly upon receipt of notice from the Company of the occurrence of any such change, conversion or exchange covered by Section 4.09 of the Deposit Agreement (which is summarized in this paragraph (21)) in respect of the Deposited Securities, the Depositary will give notice thereof in writing, at the Company's expense, to all Holders.

         (22) Transmittal by the Depositary of Company Notices, Reports and Communications; Inspection of Transfer Books. The Depositary will make available for inspection during business hours by Holders at its Principal New York Office and at the principal office of each Custodian copies of (i) the Deposit Agreement and any related documents, (ii) the Common Stock Agreement dated the date of the Deposit Agreement between the Company and the Depositary and relating thereto (the "Company Agreement"), (iii) the Company's Amended Articles of Incorporation and By-Laws and the Resolutions of the Board of Directors relating to the Common Stock and (iv) any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or the Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Holders, at the Company's expense, copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to
Section 5.07 of the Deposit Agreement. The Depositary will keep books for the registration of ADRs and their transfer which at all reasonable times will be open for inspection by the Company and Holders of ADRs, provided that such inspection shall not be for the purpose of communicating with Holders of ADRs in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the ADRs.

         (23) Withholding. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution of property (including Common Stock, rights to subscribe therefor and other securities) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Common Stock, rights to subscribe therefor and other securities) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary will distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of ADSs held by them respectively and the Depositary will, if feasible without withholding for or on account of taxes or other governmental charges, and otherwise in compliance with applicable law, distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement. To the extent that the Depositary is obligated to withhold as described in the previous sentence, the Depositary will remit to the appropriate governmental authority or agency all amounts withheld and owing to such authority or agency and will file such corresponding reports as may be required.

         The Company has agreed with the Depositary that, before making any distribution or other payment on any Deposited Securities, the Company will make such deductions (if any) which, by the laws or regulations of the Philippines, the Company is required to make in respect of any income, capital gains or other taxes and that the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith.

         (24) Obligations of the Depositary, the Custodian and the Company. The Company assumes no obligation nor is it subject to any liability under the Deposit Agreement to Holders or other persons, except that it has agreed with the Depositary to act in good faith and use reasonable judgment in the performance of its obligations set forth in the Company Agreement. The Depositary assumes no obligation nor is it subject to any liability under the Deposit Agreement to Holders or other persons (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it has agreed to act in good faith and use reasonable judgment in the performance of its obligations set forth in the Deposit Agreement. The Depositary has undertaken in the Deposit Agreement to perform such duties and only such duties as are specifically set forth therein, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Company. In no event shall the Depositary or any of its agents be liable for any indirect, special, punitive or consequential damages.

         Neither the Depositary nor the Company are under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the ADRs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability be furnished as often as may be required, and no Custodian is under any obligation whatsoever with respect to such proceedings, the Custodian being responsible solely to the Depositary.

         Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Common Stock for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary, its agents and the Company and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. Subject to the provisions of Section 5.02 of the Deposit Agreement (which are summarized in this paragraph (24)), the Depositary is not responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote.

         It is intended that neither the Depositary nor any agent of the Depositary shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws of the United States or any other jurisdiction, it being expressly understood and agreed that the Depositary and its agent are acting only in a ministerial capacity as Depositary for the Common Stock.

         (25) Prevention or Delay in Performance by the Depositary or the Company. Neither the Depositary nor the Company will incur any liability to any Holder or other person if by reason of any present or future law, regulation, decree, order or other action of the United States, the Philippines or any other country or jurisdiction, or of any other governmental authority, or by reason of any act of God, war or other circumstances beyond its control or, in the case of the Depositary, by reason of any provision, present or future, of the Amended Articles of Incorporation and By-laws of the Company or any Deposited Securities, the Depositary or the Company is prevented, delayed or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement (in the case of the Depositary) or the Company Agreement it is provided shall be done or performed; nor will the Depositary or the Company incur any liability to any Holder or other person by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing that by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.02, 4.03 or 4.05 of the Deposit Agreement (which are summarized in paragraphs (14), (15) and (17), respectively, above)) or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement (which is summarized in paragraph (16) above), or because of applicable law, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary may make no such distribution or offering, and may allow any rights, if applicable, to lapse.

         (26) Resignation of the Depositary; Appointment of Successor Depositary; the Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by 30 days' written notice of its election so to do to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by 30 days prior written notice of such removal.

         In case at any time the Depositary acting under the Deposit Agreement resigns or is removed, the Company has agreed to use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Any corporation into or with which the Depositary may be merged or consolidated will be the successor of the Depositary without the execution or filing of any document or any further act.

         The Depositary, after consultation with the Company, will from time to time appoint one or more agents to act for it as Custodian under the Deposit Agreement. The Depositary has initially appointed Citibank, N.A., Manila, as custodian and agent of the Depositary for the purpose of the Deposit Agreement. The Custodian in acting under the Deposit Agreement will be subject at all times and in all respects to the direction of the Depositary and will be responsible solely to it.

         The Custodian may resign and be discharged from its duties under the Deposit Agreement by 30 days' prior notice of its election to do so delivered to the Depositary; such resignation to become effective upon appointment of a successor Custodian and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged and appoint a substitute or an additional custodian, who will thereafter be the Custodian under the Deposit Agreement.

         (27) Issuance of Additional Common Stock, Etc. In the event of any issuance of additional Common Stock or of other securities (including rights and convertible or exchangeable securities) as a dividend or distribution with respect to the Common Stock or other Deposited Securities, or future issuances to Holders for cash of additional Common Stock or such other securities, the Depositary will not distribute any such additional Common Stock or other securities to the Holders unless the Company shall have furnished to the Depositary a written opinion from counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the circumstances of such issue are such as to make it necessary for a registration statement under the Securities Act to be in effect at or prior to making such dividend or distribution available to the Holders entitled thereto and, if in the opinion of such counsel a registration statement is required, stating that there is a registration statement in effect which will cover the issuance of such securities.

         The Company has agreed with the Depositary that any future issuances of
(1) additional Common Stock, (2) rights, preferences or privileges to subscribe for Common Stock, (3) securities convertible into or exchangeable for Common Stock, or (4) rights, preferences or privileges to subscribe for securities convertible into or exchangeable for Common Stock (in each case other than as a dividend or distribution or issuance for cash to Holders as described in the immediately preceding paragraph, shall be effected by the Company in a manner so as to not violate the Securities Act. If the Company determines that an issuance of such securities is required to be registered under the Securities Act, the Company has agreed with the Depositary to (x) register such issuance to the extent necessary, (y) alter the terms of the issuance to avoid the registration requirements of the Securities Act or (z) direct the Depositary to take such measures as are provided in Sections 4.03 through 4.05 of the Deposit Agreement (which are summarized as described in paragraphs (15) through (17), respectively, above) or other specific measures with respect to the acceptance for deposit of Common Stock to prevent such issuance from being made in violation of the registration requirements of the Securities Act.

         The Company has agreed with the Depositary that neither the Company nor any company controlling, controlled by or under common control with the Company will at any time deposit any Common Stock, either upon original issuance or upon a sale of Common Stock previously issued and reacquired by the Company or by any such controlled or controlling company unless such transaction is registered under the Securities Act or is exempt from registration under the Securities Act as confirmed by a written opinion from counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary.

         (28) Amendment. The form of this ADR and any provisions of the Deposit Agreement may, with the consent of the Company, at any time and from time to time be amended by the Depositary in any respect which it may deem necessary or desirable. Any amendment which imposes or increases any fees or charges (other than taxes and other governmental charges), or which otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding ADRs until the expiration of 90 days (or 30 days in the case of any amendment which shall impose or increase any fees of the Depositary for the issuance, execution and delivery of ADRs or any fees or expenses in respect of transfer or sales of Common Stock or any delivery expenses and charges incurred by the Depositary in the conversion of foreign currency and in connection with foreign exchange control regulations) after notice of such amendment shall have been given to the Holders of outstanding ADRs. Every Holder at the time any amendment becomes effective shall be deemed by continuing to hold such ADR to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of any Holder to surrender such Holder's ADRs and receive therefor the Deposited Securities represented thereby or to request the Depositary to use reasonable efforts to sell or cause to be sold Common Stock constituting Deposited Securities over a stock exchange in the Philippines and to distribute the proceeds therefrom to the persons entitled thereto, in any case except in order to comply with provisions of applicable law.

         (29) Termination. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all ADRs then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if the Depositary delivers to the Company a written notice of its election to resign, and a qualified successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement (which is summarized in paragraph (26) above) within 90 days after such delivery. If any ADRs remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of ADRs, will suspend the distribution of dividends to the Holders thereof, will not accept deposits of Common Stock (and will instruct each Custodian to act accordingly), and will not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary will continue to collect dividends and other distributions pertaining to Deposited Securities, will sell property and rights and convert Deposited Securities into cash as provided in the Deposit Agreement, and will continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any Common Stock, rights or other property (in all such cases, without liability for interest), in exchange for ADRs surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of ADRs which have not theretofore been surrendered. After making such sale, the Depositary will be discharged from all obligations under the Deposit Agreement and the Company Agreement, except to account for such net proceeds and other cash and for its obligations under the indemnification provisions of Section 5.10 of the Deposit Agreement.

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto _______________ whose taxpayer identification number is _______________ and whose address including postal zip code is _______________ the within ADR and all rights thereunder, hereby irrevocably constituting and appointing _______________ attorney-in-fact to transfer said ADR on the books of the Depositary with full power of substitution in the premises.

Dated:                                      Name:


----------------------------------------    ---------------------------------
                                            By:


----------------------------------------    ---------------------------------
                                            Title:


----------------------------------------    ---------------------------------
                                            NOTICE: The signature of
                                            the Holder to this
                                            assignment must
                                            correspond with the name
                                            as written upon the face
                                            of the within instrument
                                            in every particular,
                                            without alteration or
                                            enlargement or any
                                            change whatsoever.

----------------------------------------    ---------------------------------
SIGNATURE GUARANTEED


----------------------------------------    ---------------------------------


----------------------------------------    ---------------------------------